                             LIMITED POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints each of Nathan M. Needle and
Austin Abir, each of Goodwin Procter LLP, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

    (1)   execute for and on behalf of the undersigned, from time to time a Form
ID, including any attached documents (such as Update Passphrase Authentication), to effect the assignment of codes to the undersigned to be used in the transmission of information to the U.S. Securities and Exchange Commission
("SEC") using the EDGAR System; and

    (2)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended. The undersigned hereby agrees to indemnify the attorneys-in-fact from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorneys-in-fact.

    This Power of Attorney shall remain in full force and effect until the earlier of it being revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or superseded by a new power of attorney regarding the purposes outlined herein as of a later date. This Power of
Attorney supersedes any prior power of attorney in connection with respect to the subject matter of this Power of Attorney. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an employee of Goodwin Procter LLP.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 1, 2020.

                        /s/ Lawrence M. Kutscher
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                        Signature

                        Lawrence M. Kutscher
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                        Print Name